Exhibit 99.1

CEPI boosts ‘Coronavirus X’ vaccine search with expanded VBI Vaccines deal

●	CEPI and VBI expand scope of partnership to target multiple coronavirus threats
●	Vaccine platform presents multiple antigens, mimicking natural form of the virus

December 6, 2022; OSLO, Norway and CAMBRIDGE, MA: The Coalition for Epidemic Preparedness Innovations (CEPI) is expanding its world-leading portfolio of potential variant-proof coronavirus vaccines in a deal with VBI Vaccines Inc. (Nasdaq: VBIV) to advance the development of multivalent coronavirus shots that could be deployed against COVID-19 as well as a future ‘Coronavirus X’.

The candidate vaccines will be developed using VBI’s proprietary enveloped virus-like particle (eVLP) technology platform and aim to provide broad and durable protection against multiple variants of the COVID-19-causing coronavirus, as well as against other coronaviruses – both known and as-yet unknown – that harbour pandemic potential.

The renewed partnership expands the scope of a previously launched collaboration (announced in March 2021) in which CEPI committed up to US$33 million for VBI to develop an eVLP vaccine candidate targeting the Beta (B.1.351) COVID-19 variant.

Application of this funding will now be directed into the broader development of the VBI-2900 coronavirus vaccine program to explore the ‘Coronavirus X’ potential of VBI’s technology. As part of this new agreement, CEPI will support the further optimization of VBI’s eVLP platform, including the next stages of manufacturing scale-up.

Dr Richard Hatchett, CEO of CEPI, said: “As we approach the third anniversary of the COVID-19 pandemic under the continued threat of new variants, we are determined to focus on the critical goal of developing future-proof coronavirus vaccines that will put the world ahead of this and other pandemic threats. The world must continue to evolve our science to keep pace with the virus and produce new and better medical countermeasures. Variant-proof and pan-coronavirus vaccines, if we can develop them, will be critical tools protecting us from variants that don’t even exist yet and ideally creating more durable immunity than current vaccines. VBI’s eVLP technology is one such promising vaccine platform that could one day help protect the world against these and other new infectious disease threats.”

Jeff Baxter, VBI’s President & CEO, said: “As evidenced by the emergence of multiple new immune-evasive Omicron subvariants, it is clear that chasing variants in order to maintain long-term COVID-19 protection will be a challenging and likely unsustainable strategy. We have long recognized the public health value that multivalent vaccines capable of anticipating new variants and coronavirus strains could provide. We are grateful to CEPI for their continued support and our ongoing partnership as we optimize our technology to create vaccines that are capable of eliciting safe, durable, and broadly reactive immune responses.”

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Vaccines Against “Coronavirus X” – VBI’s Coronavirus Vaccine Program, VBI-2900

VBI’s 2900 program consists of multiple undisclosed, multivalent vaccine constructs developed using VBI’s proprietary eVLP platform technology, in addition to the three candidates that have already entered clinical development: (1) VBI-2901, a multivalent coronavirus vaccine expressing the SARS-CoV-2, SARS-CoV, and MERS-CoV spike proteins, (2) VBI-2902, a monovalent COVID-19 vaccine expressing a modified prefusion form of the SARS-CoV-2 ancestral spike protein, and (3) VBI-2905, a monovalent COVID-19 vaccine expressing a modified prefusion form of the spike protein from the Beta variant (B.1.351).

Coronaviruses are enveloped by nature, which make them a prime target for VBI’s eVLP platform. The eVLP technology is flexible and highly customizable, allowing for expression of multiple protein antigens of interest on the surface of the particles. eVLPs create a close mimic of the natural presentation of enveloped viruses such as SARS-CoV-2, and by carrying multiple copies of the target protein, they are designed to trigger a potent immune response.

Phase 1 studies of VBI-2902 and VBI-2905 completed in 2021 and 2022, respectively, and demonstrated the safety, tolerability, and potent immunogenicity of the eVLP platform against coronaviruses. In September 2022, VBI initiated a Phase 1 study of VBI-2901 at multiple clinical sites in Canada. Interim data from this study are expected mid-year 2023, subject to speed of participant enrolment.

The vaccine program has been developed through collaborations with CEPI, the National Research Council of Canada (NRC), and the Government of Canada, through their Strategic Innovation Fund.

Enabling Equitable Access

As part of CEPI’s commitment to enabling equitable access, VBI agrees that vaccine candidates produced using their platform technology will be available in an outbreak situation to populations at risk including in low-income and middle-income countries, at a low but commercially sustainable price. VBI also agrees to continue to sell such vaccine candidates for a period after the pandemic to the same countries and to public sector entities that procure the vaccine candidate—at the same price—to achieve equitable access for populations in need.

-ENDS-

About CEPI

CEPI is an innovative partnership between public, private, philanthropic, and civil organizations, launched in 2017, to develop vaccines against future epidemics. Its mission is to accelerate the development of vaccines and other biologic countermeasures against epidemic and pandemic threats so they can be accessible to all people in need.

Prior to COVID-19, CEPI’s work focused on developing vaccines against Ebola virus, Lassa virus, Middle East Respiratory Syndrome coronavirus, Nipah virus, Rift Valley Fever virus and Chikungunya virus – it has over 20 vaccine candidates against these pathogens in development. CEPI has also invested in new platform technologies for rapid vaccine development against unknown pathogens (Disease X).

CEPI has played a central role in the global response to COVID-19, supporting the development of the world’s largest portfolio of vaccines against SARS-CoV-2 and its variants with a focus on speed, scale and access, as well as co-leading COVAX, the global initiative to deliver fair and equitable access to COVID-19 vaccines. CEPI is also the world’s leading funder of R&D for broadly protective coronavirus vaccines which could protect against future variants of COVID-19 as well as other coronaviruses with epidemic and pandemic potential.

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CEPI has embarked upon an ambitious US$3.5bn five-year plan – called CEPI 2.0 – to dramatically reduce or even eliminate the future risk of pandemics and epidemics. Central to the plan is CEPI’s goal – supported by the G7 and G20 – to compress the time taken to develop safe, effective, globally accessible vaccines against new threats to just 100 days. Achieving this ‘100 Days Mission’ would give the world a fighting chance of containing a future outbreak before it spreads to become a global pandemic. Read the plan at endpandemics.cepi.net/

Follow our news page for the latest updates. Follow us @CEPIvaccines, @DrRHatchett, and LinkedIn.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

For more information, visit www.vbivaccines.com.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 7, 2022, and filed with the Canadian security authorities at sedar.com on March 7, 2022, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

Media

CEPI

E: press@cepi.net

T: +44 7387 055214

VBI

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com

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